                                                                 [EXHIBIT 8(dd)]


                       NOVATION OF PARTICIPATION AGREEMENT

================================================================================


         THIS NOVATION OF PARTICIPATION AGREEMENT is entered into this ____ day of __________ 2006 among Allianz Global Investors of America L.P. (formerly Allianz Dresdner Asset Management of America L.P.) ("AGI"), a Delaware limited partnership; Merrill Lynch Life Insurance Company, an Arkansas life insurance company (the "Company"); Allianz Global Investors Distributors LLC (formerly PA Distributors LLC), a Delaware limited liability company ("AGID"); and Allianz Global Investors Fund Management LLC ("AGIFM"), a Delaware limited liability company.

                               W I T N E S S E T H

         WHEREAS, AGI, AGID and the Company have entered into a Participation Agreement dated October 11, 2002 (the "Agreement"); and

         WHEREAS, AGI desires to affect a novation of the Agreement so that AGIFM is substituted for AGI as a party to such agreement and AGI is released from its obligations under the Agreement, AGIFM desires to accept the novation thereof, and the Company and AGID desire to consent to such novation;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

             1. Novation and Acceptance. Subject to the terms and conditions contained herein, AGI hereby affects a novation of the Agreement to substitute AGIFM for AGI as party to such agreement (the "Novation"), the Company and AGID hereby consent to such Novation and hereby release AGI from all of its duties and obligations under the Agreement, and AGIFM hereby accepts the Novation and hereby releases AGI from all of its duties and obligations under the Agreement and assumes all rights, duties and obligations of AGI under the Agreement. Any procedures established from time to time by agreement between and among AGI, AGID and the Company shall be assigned to AGIFM, subject to the terms and conditions contained herein and subject to amendment by mutual agreement of AGIFM, AGID and the Company.

             2. Term. The Novation shall become effective on the date hereof and shall extend for so long as the terms specified in the Agreement are satisfied or until terminated in accordance therewith.

             3. No Termination. The parties agree that the Novation shall not constitute an "assignment" of the Agreement for purposes of the Agreement or
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                the Investment Company Act of 1940, and that the
                Agreement, as so novated, shall remain in full force and effect after the Novation.





         IN WITNESS WHEREOF, the parties hereto have caused this Novation Agreement to be executed as of the day and year first above written.


                                        ALLIANZ GLOBAL INVESTORS OF
                                            AMERICA L.P.


                                        By:
                                               ---------------------------------

                                        Name:
                                               ---------------------------------

                                        Title:
                                               ---------------------------------


                                        MERRILL LYNCH LIFE INSURANCE COMPANY


                                        By:
                                               ---------------------------------

                                        Name:
                                               ---------------------------------

                                        Title:
                                               ---------------------------------


                                        ALLIANZ GLOBAL INVESTORS DISTRIBUTORS
                                        LLC


                                        By:
                                               ---------------------------------

                                        Name:
                                               ---------------------------------

                                        Title:
                                               ---------------------------------


                                        ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT
                                        LLC


                                        By:
                                               ---------------------------------

                                        Name:
                                               ---------------------------------

                                        Title:
                                               ---------------------------------